Exhibit 9.1

AMENDMENT
TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), is made effective as of March 2, 2007 (the “Effective Date”), by and between XENTENIAL HOLDINGS LIMITED (“Investor”); and SMARTIRE SYSTEMS INC., a corporation continued under the laws of the Province of British Columbia (the “Company”), with reference to the following recitals:

A. Investor and the Company entered into that certain Securities Purchase Agreement, dated January 23, 2007, as amended on February 9, 2007 (the “Master Agreement”).

B. Investor and the Company wish to replace Exhibit A of the Master Agreement with the Amended Exhibit A attached hereto.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Investor and the Company agree as follows:

1.  Amended Exhibit A. Exhibit A to the Master Agreement shall hereinafter be replaced with the Amended Exhibit A attached hereto.

2.  Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them under the Master Agreement, and if not defined in the Master Agreement shall have the meaning ascribed to them in the Operating Agreement.

3.  Non-Impairment. Except as expressly modified herein, the Master Agreement shall continue in full force and effect, and the parties hereby reinstate and reaffirm the Master Agreement as modified herein.

4.  Inconsistencies. In the event of any inconsistency, ambiguity or conflict between the terms and provisions of this Amendment and the terms and provisions of the Master Agreement, the terms and provisions of this Amendment shall control.

5.  Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed will be deemed an original and all of which, taken together, well be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

INVESTOR:	COMPANY:
Xentenial Holdings Limited	Smartire Systems Inc.

By:/s/ Mark Angelo	By: /s/Jeff Finkelstein
Name: Mark Angelo	Name: Jeff Finkelstein
Title: Chief Financial Officer

AMENDED EXHIBIT A

FUNDING SCHEDULE

1.	$684,000, on or before January 24, 2007;

2.	$334,000, on or before February 12, 2007;

3.	$782,000, on or before March 5, 2007.